Exhibit 99.2

July 25, 2012, Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2012.  All per share results are reported on a fully-diluted basis.

Second Quarter 2012
For the second quarter of 2012, the company reported earnings of $0.33 per share compared to $1.85 per share in the second quarter of 2011.

Six Months Ended June 30, 2012
For the six months ended June 30, 2012, the company reported earnings of $0.80 per share compared to $2.30 per share in the same period of 2011.

Same Store Results
On a same store second quarter to second quarter comparison, which includes 105,604 apartment units, revenues increased 5.5%, expenses increased 2.0% and NOI increased 7.5%.

On a same store six-month to six-month comparison, which includes 103,950 apartment units, revenues increased 5.5%, expenses increased 1.9% and NOI increased 7.5%.

Acquisitions/Dispositions
During the first six months of 2012, the company acquired five properties with a total of 1,356 apartment units for an aggregate purchase price of $670.0 million at a weighted average cap rate of 4.8% and two land parcels for $23.7 million.

Also during the first six months of 2012, the company sold 12 properties with a total of 3,184 apartment units for an aggregate sale price of $336.3 million at a weighted average cap rate of 6.4% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 11.0%.

Archstone
As previously disclosed, on June 6, 2012, Equity Residential received $150 million in termination fees from Bank of America, Barclays Bank PLC (together, the “Sellers”) and Lehman Brothers Holdings Inc. (“Lehman”) as a result of Lehman’s acquisition of the Sellers’ remaining 26.5% interest in Archstone, a privately-held owner, operator and developer of multifamily apartment properties.  The company will recognize $70 million of these fees in interest and other income in the third quarter of 2012 and expects to recognize $80 million of these fees in interest and other income in the fourth quarter of 2012, subject to resolution of certain contingencies more fully described in previous disclosures.

Financing Activities
The company previously entered into a new senior unsecured $500 million delayed draw term loan facility that provided for a single draw anytime on or before July 4, 2012 and could have been used for any corporate purpose including to finance an Archstone acquisition.  The company elected not to draw on this facility and the facility expired undrawn.

As previously disclosed on July 20, 2012, the company called for redemption, on August 20, 2012, all of its outstanding Series N Depositary Shares (with a liquidation value of $150 million) each representing 1/10 of a 6.48% Series N Cumulative Redeemable Preferred Share of Beneficial Interest.  As a result of this redemption, the company will record a non-cash charge of approximately $5.1 million, or approximately $0.02 per share, in the third quarter of 2012 for the write-off of the original issuance costs.

During the first six months of 2012, the company issued 1,081,797 units in its operating limited partnership having a value of approximately $66.6 million in connection with a property acquisition.  The company has not issued any common shares under its At-the-Market (ATM) share offering program since the first quarter of 2012.

As of July 24, 2012, the company had cash on hand of approximately $75 million and approximately $1.72 billion available on its revolving credit facility.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2012	2011	2012	2011
REVENUES
Rental income	$1,063,162	$939,121	$541,569	$478,419
Fee and asset management	4,276	3,754	2,212	1,948
Total revenues	1,067,438	942,875	543,781	480,367

EXPENSES
Property and maintenance	218,004	202,157	107,024	98,571
Real estate taxes and insurance	118,768	106,610	63,126	54,803
Property management	44,417	43,148	21,008	20,767
Fee and asset management	2,487	1,957	1,180	1,009
Depreciation	346,079	311,891	172,338	154,452
General and administrative	27,082	22,341	13,394	10,908
Total expenses	756,837	688,104	378,070	340,510

Operating income	310,601	254,771	165,711	139,857

Interest and other income	431	1,288	259	277
Other expenses	(16,584)	(6,790)	(9,517)	(4,630)
Interest:
Expense incurred, net	(234,247)	(240,443)	(115,618)	(119,997)
Amortization of deferred financing costs	(7,037)	(7,401)	(4,063)	(4,396)
Income before income and other taxes, net gain on sales
of land parcels and discontinued operations	53,164	1,425	36,772	11,111
Income and other tax (expense) benefit	(405)	(386)	(214)	(202)
Net gain on sales of land parcels	—	4,217	—	4,217
Income from continuing operations	52,759	5,256	36,558	15,126
Discontinued operations, net	207,723	709,563	71,757	566,627
Net income	260,482	714,819	108,315	581,753
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(11,150)	(31,533)	(4,732)	(25,758)
Partially Owned Properties	(769)	(31)	(319)	(71)
Net income attributable to controlling interests	248,563	683,255	103,264	555,924
Preferred distributions	(6,933)	(6,933)	(3,467)	(3,467)
Net income available to Common Shares	$241,630	$676,322	$99,797	$552,457

Earnings per share – basic:
Income (loss) from continuing operations available to Common
Shares	$0.14	$(0.01)	$0.10	$0.04
Net income available to Common Shares	$0.81	$2.30	$0.33	$1.88
Weighted average Common Shares outstanding	299,499	293,784	300,193	294,663

Earnings per share – diluted:
Income (loss) from continuing operations available to Common
Shares	$0.14	$(0.01)	$0.10	$0.04
Net income available to Common Shares	$0.80	$2.30	$0.33	$1.85
Weighted average Common Shares outstanding	316,457	293,784	317,648	312,199

Distributions declared per Common Share outstanding	$0.6750	$0.6750	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2012	2011	2012	2011
Net income	$260,482	$714,819	$108,315	$581,753
Adjustments:
Net (income) attributable to Noncontrolling Interests –
Partially Owned Properties	(769)	(31)	(319)	(71)
Depreciation	346,079	311,891	172,338	154,452
Depreciation – Non-real estate additions	(2,781)	(2,905)	(1,427)	(1,521)
Depreciation – Partially Owned and Unconsolidated Properties	(1,597)	(1,505)	(797)	(755)
Discontinued operations:
Depreciation	2,027	18,951	660	7,081
Net (gain) on sales of discontinued operations	(204,053)	(682,236)	(71,097)	(558,482)
Net incremental gain on sales of condominium units	49	1,115	—	720
Gain on sale of Equity Corporate Housing (ECH)	350	1,024	350	1,024
FFO (1) (3)	399,787	361,123	208,023	184,201
Adjustments:
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs (other
expenses)	10,894	6,790	8,268	4,626
Debt extinguishment (gains) losses, including prepayment
penalties, preferred share redemptions and non-cash
convertible debt discounts	1,377	8,573	1,418	6,510
(Gains) losses on sales of non-operating assets, net of income and
other tax expense (benefit)	(491)	(5,529)	(487)	(5,153)
Other miscellaneous non-comparable items	2,223	(2,100)	1,249	—
Normalized FFO (2) (3)	$413,790	$368,857	$218,471	$190,184

FFO (1) (3)	$399,787	$361,123	$208,023	$184,201
Preferred distributions	(6,933)	(6,933)	(3,467)	(3,467)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$392,854	$354,190	$204,556	$180,734

Normalized FFO (2) (3)	$413,790	$368,857	$218,471	$190,184
Preferred distributions	(6,933)	(6,933)	(3,467)	(3,467)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$406,857	$361,924	$215,004	$186,717

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.  FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30,	December 31,
	2012	2011
ASSETS
Investment in real estate
Land	$4,565,646	$4,367,816
Depreciable property	15,886,832	15,554,740
Projects under development	198,912	160,190
Land held for development	372,108	325,200
Investment in real estate	21,023,498	20,407,946
Accumulated depreciation	(4,777,887)	(4,539,583)
Investment in real estate, net	16,245,611	15,868,363

Cash and cash equivalents	44,585	383,921
Investments in unconsolidated entities	17,886	12,327
Deposits – restricted	193,892	152,237
Escrow deposits – mortgage	9,139	10,692
Deferred financing costs, net	41,854	44,608
Other assets	161,445	187,155
Total assets	$16,714,412	$16,659,303

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	4,004,496	4,111,487
Notes, net	5,354,768	5,609,574
Lines of credit	35,000	-
Accounts payable and accrued expenses	72,647	35,206
Accrued interest payable	82,695	88,121
Other liabilities	430,650	291,289
Security deposits	68,265	65,286
Distributions payable	109,463	179,079
Total liabilities	10,157,984	10,380,042

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	452,203	416,404
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued and outstanding as of
June 30, 2012 and December 31, 2011	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 300,961,645 shares issued and outstanding as of
June 30, 2012 and 297,508,185 shares issued and outstanding as of December 31, 2011	3,010	2,975
Paid in capital	5,226,088	5,047,186
Retained earnings	654,235	615,572
Accumulated other comprehensive (loss)	(198,075)	(196,718)
Total shareholders’ equity	5,885,258	5,669,015
Noncontrolling Interests:
Operating Partnership	144,521	119,536
Partially Owned Properties	74,446	74,306
Total Noncontrolling Interests	218,967	193,842
Total equity	6,104,225	5,862,857
Total liabilities and equity	$16,714,412	$16,659,303

Equity Residential

Portfolio as of June 30, 2012

			Properties	Apartment Units
Wholly Owned Properties			398	111,500
Partially Owned Properties - Consolidated			21	3,916
Military Housing			2	4,939

			421	120,355

Portfolio Rollforward 2012
($ in thousands)

		Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
	12/31/2011	427	121,974
Acquisitions:
Rental Properties - Consolidated		5	1,356	$669,969	4.8%
Land Parcels (two)		-	-	$23,740
Dispositions:
Rental Properties - Consolidated		(12)	(3,184)	$(336,250)	6.4%
Completed Developments		1	168
Configuration Changes		-	41

	6/30/2012	421	120,355

Equity Residential

Second Quarter 2012 vs. Second Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 105,604 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover
Q2 2012	$489,865	$170,209	$319,656	$1,626	95.2%	15.5%
Q2 2011	$464,313	$166,862	$297,451	$1,539	95.4%	15.1%
Change	$25,552	$3,347	$22,205	$87	(0.2%)	0.4%
Change	5.5%	2.0%	7.5%	5.7%

June YTD 2012 vs. June YTD 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 103,950 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover
YTD 2012	$950,505	$338,380	$612,125	$1,605	95.1%	27.9%
YTD 2011	$901,181	$331,925	$569,256	$1,520	95.2%	26.6%
Change	$49,324	$6,455	$42,869	$85	(0.1%)	1.3%
Change	5.5%	1.9%	7.5%	5.6%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential

Second Quarter 2012 vs. Second Quarter 2011
Same Store Operating Expenses
$ in thousands - 105,604 Same Store Apartment Units

	Actual Q2 2012	Actual Q2 2011	$ Change	% Change	% of Actual Q2 2012 Operating Expenses
Real estate taxes	$51,110	$48,219	$2,891	6.0%	30.0%
On-site payroll (1)	38,804	38,371	433	1.1%	22.8%
Utilities (2)	25,049	24,761	288	1.2%	14.7%
Repairs and maintenance (3)	24,081	23,975	106	0.4%	14.2%
Property management costs (4)	18,370	18,573	(203)	(1.1%)	10.8%
Insurance	5,528	5,137	391	7.6%	3.2%
Leasing and advertising	2,877	3,092	(215)	(7.0%)	1.7%
Other on-site operating expenses (5)	4,390	4,734	(344)	(7.3%)	2.6%
Same store operating expenses	$170,209	$166,862	$3,347	2.0%	100.0%

June YTD 2012 vs. June YTD 2011
Same Store Operating Expenses
$ in thousands - 103,950 Same Store Apartment Units

	Actual YTD 2012	Actual YTD 2011	$ Change	% Change	% of Actual YTD 2012 Operating Expenses
Real estate taxes	$100,173	$94,906	$5,267	5.5%	29.6%
On-site payroll (1)	77,526	76,323	1,203	1.6%	22.9%
Utilities (2)	51,263	52,307	(1,044)	(2.0%)	15.2%
Repairs and maintenance (3)	46,468	45,902	566	1.2%	13.7%
Property management costs (4)	36,119	36,047	72	0.2%	10.7%
Insurance	10,768	10,062	706	7.0%	3.2%
Leasing and advertising	5,492	6,307	(815)	(12.9%)	1.6%
Other on-site operating expenses (5)	10,571	10,071	500	5.0%	3.1%
Same store operating expenses	$338,380	$331,925	$6,455	1.9%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of June 30, 2012
(Amounts in thousands)

		Amount (1)		% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured		$4,004,496		42.6%	4.94%	7.4
Unsecured		5,389,768		57.4%	5.11%	4.9

Total		$9,394,264		100.0%	5.03%	5.9

Fixed Rate Debt:
Secured - Conventional		$3,590,277		38.2%	5.51%	6.5
Unsecured - Public/Private		4,550,459		48.4%	5.70%	5.7
Fixed Rate Debt		8,140,736		86.6%	5.62%	6.0

Floating Rate Debt:
Secured - Conventional		63,714		0.7%	3.33%	1.0
Secured - Tax Exempt		350,505		3.7%	0.23%	18.1
Unsecured - Public/Private		804,309		8.6%	1.67%	0.4
Unsecured - Revolving Credit Facility		35,000		0.4%	1.35%	2.0

Floating Rate Debt		1,253,528		13.4%	1.29%	5.1

Total		$9,394,264		100.0%	5.03%	5.9

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2012.

Note: The Company capitalized interest of approximately $10.1 million and $3.7 million during the six months ended June 30, 2012 and 2011, respectively. The Company capitalized interest of approximately $5.1 million and $2.0 million during the quarters ended June 30, 2012 and 2011, respectively.

Debt Maturity Schedule as of June 30, 2012
(Amounts in thousands)

Year	Fixed Rate (1)	Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2012	$276,867	$533,198	(2)	$810,065	8.6%	5.52%	2.50%
2013	267,283	304,819		572,102	6.1%	6.69%	4.85%
2014	563,844	57,021	(3)	620,865	6.6%	5.31%	5.02%
2015	417,330	-		417,330	4.4%	6.30%	6.30%
2016	1,190,036	-		1,190,036	12.7%	5.34%	5.34%
2017	1,445,589	456		1,446,045	15.4%	5.95%	5.95%
2018	80,887	724		81,611	0.9%	5.71%	5.71%
2019	802,044	20,766		822,810	8.8%	5.49%	5.36%
2020	1,671,868	809		1,672,677	17.8%	5.50%	5.50%
2021	1,165,475	856		1,166,331	12.4%	4.64%	4.64%
2022+	233,861	338,604		572,465	6.1%	6.75%	3.33%
Premium/(Discount)	25,652	(3,725)		21,927	0.2%	N/A	N/A
Total	$8,140,736	$1,253,528		$9,394,264	100.0%	5.54%	5.00%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2012.

(2) Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(3) Includes $35.0 million outstanding on the Company's unsecured revolving credit facility. As of June 30, 2012, there was approximately $1.68 billion available on this facility.

Equity Residential
Unsecured Debt Summary as of June 30, 2012
(Amounts in thousands)

	Coupon Rate	Due Date		Face Amount	Unamortized Premium/ (Discount)	Net Balance

Fixed Rate Notes:
	5.500%	10/01/12		$222,133	$(55)	$222,078
	5.200%	04/01/13	(1)	400,000	(89)	399,911
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(136)	499,864
	6.584%	04/13/15		300,000	(303)	299,697
	5.125%	03/15/16		500,000	(197)	499,803
	5.375%	08/01/16		400,000	(758)	399,242
	5.750%	06/15/17		650,000	(2,543)	647,457
	7.125%	10/15/17		150,000	(343)	149,657
	4.750%	07/15/20		600,000	(3,662)	596,338
	4.625%	12/15/21		1,000,000	(3,588)	996,412
	7.570%	08/15/26		140,000	-	140,000
				4,562,133	(11,674)	4,550,459

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	4,309	-	4,309
Term Loan Facility	LIBOR+0.50%	10/05/12	(2)(3)	500,000	-	500,000
				804,309	-	804,309

Revolving Credit Facility:	LIBOR+1.15%	07/13/14	(2)(4)	35,000	-	35,000

Total Unsecured Debt				$5,401,442	$(11,674)	$5,389,768

(1)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Facilities are private. All other unsecured debt is public.

(3)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.

(4)	As of June 30, 2012, there was approximately $1.68 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Capital Structure as of June 30, 2012
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,004,496	42.6%
Unsecured Debt			5,389,768	57.4%
Total Debt			9,394,264	100.0%	32.1%

Common Shares (includes Restricted Shares)	300,961,645	95.4%
Units (includes OP Units and LTIP Units)	14,508,752	4.6%
Total Shares and Units	315,470,397	100.0%
Common Share Price at June 30, 2012	$62.36
			19,672,734	99.0%
Perpetual Preferred Equity (see below)			200,000	1.0%
Total Equity			19,872,734	100.0%	67.9%

Total Market Capitalization			$29,266,998		100.0%

Perpetual Preferred Equity as of June 30, 2012
(Amounts in thousands except for share and per share amounts)

Series	Redemption Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount	Weighted Average Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N (1)	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

(1) The Series N Preferred Shares have been called for redemption effective august 20, 2012

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q212	YTD Q211	Q212	Q211

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	299,499,337	293,783,729	300,193,311	294,662,571
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,633,531	-	14,061,763	13,291,204
- long-term compensation shares/units	3,324,096	-	3,392,527	4,245,599
Total Common Shares and Units - diluted (1)	316,456,964	293,783,729	317,647,601	312,199,374

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	300,961,645	296,280,085
Units (includes OP Units and LTIP Units)	14,508,752	13,488,276
Total Shares and Units	315,470,397	309,768,361

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the six months ended June 30, 2011.

Equity Residential
Partially Owned Entities as of June 30, 2012
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated				Unconsolidated
	Development Projects

	Held for and/or Under Development	Completed and Stabilized	Other	Total	Institutional Joint Ventures (4)

Total projects (1)	-	2	19	21	-

Total apartment units (1)	-	441	3,475	3,916	-

Operating information for the six months ended 6/30/12 (at 100%):
Operating revenue	$-	$4,733	$30,467	$35,200	$-
Operating expenses	75	1,358	9,711	11,144	-
Net operating (loss) income	(75)	3,375	20,756	24,056	-
Depreciation	-	2,085	7,683	9,768	-
General and administrative/other	42	3	30	75	-
Operating (loss) income	(117)	1,287	13,043	14,213	-
Interest and other income	1	2	-	3	-
Other expenses	(126)	-	-	(126)	-
Interest:
Expense incurred, net	-	(671)	(4,694)	(5,365)	-
Amortization of deferred financing costs	-	(135)	(89)	(224)	-
(Loss) income before income and other taxes	(242)	483	8,260	8,501	-
Income and other tax (expense) benefit	(25)	-	(21)	(46)	-
Net (loss) income	$(267)	$483	$8,239	$8,455	$-

Debt - Secured (2):
EQR Ownership (3)	$-	$32,950	$159,068	$192,018	$2,594
Noncontrolling Ownership	-	-	41,269	41,269	10,374

Total (at 100%)	$-	$32,950	$200,337	$233,287	$12,968

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company.

(3)	Represents the Company's current economic ownership interest.

(4)
These development projects (Nexus Sawgrass and Domain) are owned 20% by the company and 80% by an institutional partner in two separate unconsolidated joint ventures. Construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2012
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Capital Expenditures to Real Estate
	Total Apartment Units (1)	Replacements (2)	Avg. Per Apartment Unit	Building Improvements (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit

Same Store Properties (4)	103,950	$32,501	$313	$23,856	$229	$56,357	$542	(7)

Non-Same Store Properties (5)	11,466	2,940	281	8,636	825	11,576	1,106

Other (6)	-	288		98		386

Total	115,416	$35,729		$32,590		$68,319

(1)
Total Apartment Units - Excludes 4,939 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.  Replacements for same store properties also include $15.9 million spent during the six months ended June 30, 2012 on apartment unit renovations/rehabs (primarily kitchens and baths) on 2,254 apartment units (equating to about $7,100 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets.  In 2012, the Company expects to spend approximately $39.2 million rehabbing 4,700 apartment units (equating to about $8,300 per apartment unit rehabbed).

(3)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(4)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2011, less properties subsequently sold.

(5)
Non-Same Store Properties - Primarily includes all properties acquired during 2011 and 2012, plus any properties in lease-up and not stabilized as of January 1, 2011.  Per apartment unit amounts are based on a weighted average of 10,463 apartment units.

(6)	Other - Primarily includes expenditures for properties sold during the period.

(7)
For 2012, the Company estimates that it will spend approximately $1,225 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended June 30,		Quarter Ended June 30,
	2012	2011	2012	2011

REVENUES
Rental income	$10,131	$105,762	$3,198	$41,757
Total revenues	10,131	105,762	3,198	41,757

EXPENSES (1)
Property and maintenance	3,197	49,951	1,376	22,471
Real estate taxes and insurance	920	7,581	325	2,887
Depreciation	2,027	19,039	660	7,115
General and administrative	40	47	36	36
Total expenses	6,184	76,618	2,397	32,509

Discontinued operating income	3,947	29,144	801	9,248

Interest and other income	43	101	18	96
Other expenses	-	-	-	4
Interest (2):
Expense incurred, net	(369)	(1,209)	(288)	(605)
Amortization of deferred financing costs	-	(647)	-	(578)
Income and other tax (expense) benefit	49	(62)	129	(20)

Discontinued operations	3,670	27,327	660	8,145
Net gain on sales of discontinued operations	204,053	682,236	71,097	558,482
Discontinued operations, net	$207,723	$709,563	$71,757	$566,627

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Additional Reconciliations
(Amounts in thousands except)

Same Store NOI Reconciliation

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2012 and Second Quarter 2012 Same Store Properties:

	Six Months Ended June 30,		Quarter Ended June 30,
	2012	2011	2012	2011

Operating income	$310,601	$254,771	$165,711	$139,857
Adjustments:
Non-same store operating results	(69,848)	(17,950)	(30,755)	(6,827)
Fee and asset management revenue	(4,276)	(3,754)	(2,212)	(1,948)
Fee and asset management expense	2,487	1,957	1,180	1,009
Depreciation	346,079	311,891	172,338	154,452
General and administrative	27,082	22,341	13,394	10,908
Same store NOI	$612,125	$569,256	$319,656	$297,451